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                                                                   EXHIBIT 3(ii)

                                     BY-LAWS

                                       OF

                              SENTRY BUILDERS CORP.
                            (A Delaware Corporation)

                               ARTICLE I - OFFICES

      The principal office of the corporation shall be located in Huntington, New York. The corporation may have such other offices, either within or without the state of Delaware as the board of directors may designate or as the business of the corporation may from time to time require.


                            ARTICLE II - SHAREHOLDERS

1. ANNUAL MEETING.

      The annual meeting of the shareholders shall be held on the 5th day of January in each year, beginning with the year 1971 at 10 AM of that day, for the purpose of electing directors and transacting such business as may lawfully come before said meeting. If the date fixed for such meeting be a legal holiday, then such meeting shall be held on the next succeeding business day.

2. SPECIAL MEETING.

      Special meetings of the shareholders for the purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by a majority of the directors, and shall be called by the president at the request of the holders of not less than fifty percent of all the outstanding shares of the corporation entitled to vote at the meeting.

3. PLACE OF MEETING.

      The directors may designate any place, either within or without the state of Delaware unless otherwise prescribed by statute, as the place of meeting for any annual meeting of the shareholders or for any special meeting called by the president or directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, within or without the state of



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Delaware, unless otherwise prescribed by statute, as the place for holding such meeting. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the corporation or the place designated by the president or board of directors in directing such meeting be held.

4. NOTICE OF MEETING.

      Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called. Shall be delivered not less than five, nor more than twenty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

5. CLOSING OF TRANSFER BOOKS OR FIXING OR RECORD DATE.

      For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose, the directors of the corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case ten days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the directors may fix in advance, ad date as the record date for any such determination of shareholders, such date in any case to be not more than ten days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date fixed for the determination of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

6. VOTING LISTS.

      The officer or agent having charge of the stock transfer books for shares of the corporation shall made, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the



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principal office of the corporation, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at the meeting of shareholders.

7. QUORUM.

      At any meeting of shareholders, 20% of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than said number of the outstanding share are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at the duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

8. PROXIES.

      At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

9. VOTING.

      Each shareholder entitled to vote in accordance with the terms and provisions of the certificate of incorporation and these by-laws, shall be entitled to one vote, in person or by proxy for each share of stock entitled to vote held by such shareholders. Bullet voting may not be permitted. All elections for directors shall be decided by a plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the certificate of incorporation and the laws of the state of Delaware.

10. ORDER OF BUSINESS.

      The order of business at all meetings of the shareholders shall be as follows:

                  1.  Roll Call.
                  2.  Proof of Notice of Meeting or Waiver of Notice.
                  3.  Reading of minutes of preceding meeting.
                  4.  Reports of Officers.
                  5.  Reports of Committees.





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                  6.  Elections of Directors.
                  7.  Unfinished Business.
                  8.  New Business.

11.  INFORMAL ACTION BY SHAREHOLDERS.

      Unless otherwise provided by law, any action provided to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                        ARTICLE III - BOARD OF DIRECTORS

1. GENERAL POWERS.

      The business and affairs of the corporation shall be managed by its board of directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these by-laws and the laws of the state of Delaware.

2. NUMBER, TENURE AND QUALIFICATIONS.

      The number of directors of the corporation shall be at least three and not more than five. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

3. REGULAR MEETINGS.

      A regular meeting of the directors, shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders. The directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

4. SPECIAL MEETINGS.

      Special meetings of the directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meeting of the directors may fix the place for holding any special meeting of the directors called by them.




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5. NOTICE.

      Notice of any special meeting shall be given at least three days previously thereto by written notice delivered personally, or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

6. QUORUM.

      At any meeting of the directors, two thereof shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

7. MANNER OF ACTING.

      The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

8. NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

      Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. Vacancies shall be filled by vote of the shareholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

9. REMOVAL OF DIRECTORS.

      Any or all of the directors may be removed for cause by vote of the shareholders of by action of the board. Directors may be removed without cause only by vote of the shareholders.

10. RESIGNATION.

      A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.





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11. COMPENSATION.

      No compensation shall be paid to directors, as such, for their services, but by resolution of the board, a fixed sum and expenses for actual attendance at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

12. PRESUMPTION OF ASSENT.

      A director of the corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by certified mail, RRR, to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

13. EXECUTIVE AND OTHER COMMITTEES.

      The board, by resolution, may designate from among its members, and executive committee, each consisting of three or more directors. Each such committee shall serve at the pleasure of the board.

                              ARTICLE V - OFFICERS

1. NUMBER.

      The officers of the corporation shall be a president, a vice-president, a secretary and a treasurer, each of whom shall be elected by the directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors.

2. ELECTION AND TERM OF OFFICE.

      The officers of the corporation to be elected by the directors shall be elected annually at the first meeting of the directors held after each annual meeting of the shareholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3. REMOVAL.

      Any officer or agent elected or appointed by the directors may be removed by the directors whenever, in their judgment, the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.




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4. VACANCIES.

      A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the directors for the unexpired portion of the term.

5. PRESIDENT.

      The president shall be the principal executive officer of the corporation and, subject to the control of the directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the president and such other duties as may be prescribed by the directors from time to time.

6. VICE-PRESIDENT.

      In the absence of the president, or in the event of his death, inability or refusal to act, the vice-president shall perform all the duties of the president, and when so acting, shall have all of the powers of and be subject to all the restrictions upon the president. The vice-president shall perform such other duties as from time to time may be assigned to him by the president or by the directors.

7. SECRETARY.

      The secretary shall keep the minutes of the shareholders' and of the directors' meetings in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these by-laws or as required, be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each shareholder which shall be furnished to the secretary by each shareholder; have general charge of the stock transfer books of the corporation and in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the directors.

8. TREASURER.

      If required by the directors, the treasurer shall give a bond for the faithful discharge of his duties in a sum and with such surety or sureties as the directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source




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whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these by-laws and in general perform all of the duties incident to the office of the treasurer and such other duties as from time to time may be assigned to him by the president or by the directors.

9. SALARIES.

      The salaries of the officers shall be fixed from time to time by the directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                 ARTICLE V - CONTRACTS, LOANS, CHECKS & DEPOSITS

1. CONTRACTS.

      The directors may authorize any officer, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

2. LOANS.

      No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to specific instances.

3. LOANS.

      No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to specific instances.

4. DEPOSITS.

      All funds of the corporation not otherwise employed, shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the directors shall select.




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             ARTICLE VI - CERTIFICATES FOR SHARES AND THEIR TRANSFER

1. CERTIFICATES FOR SHARES.

      Certificates representing shares of the corporation shall be in such form as shall be determined by the directors. Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law and by the directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the shareholders, the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the directors may prescribe.

2. TRANSFER OF SHARES.

      (a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer books of the corporation which shall be kept at its principal office.

      (b) The corporation shall be entitled to treat the holder of record of any shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the state of Delaware.

                            ARTICLE VII - FISCAL YEAR

      The fiscal year of the corporation shall begin on the first day of January in each year, subject to modification by resolution of the directors.

                            ARTICLE VIII - DIVIDENDS

      The directors may, from time to time, declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                                ARTICLE IX - SEAL

      The directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, year of incorporation and the words "Corporate Seal."




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                          ARTICLE X - WAIVER OF NOTICE

      Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these by-laws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                             ARTICLE XI - AMENDMENTS

      These by-laws may be altered, amended or repealed and new by-laws may be adopted by a vote of the shareholders representing forty percent (40%) of all the shares issued and outstanding, at any annual shareholders' meeting or at any special shareholders' meeting when the proposed amendment has been set out in the notice of such meeting.






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      We the undersigned, constituting all of the directors of Sentry Builders
Corp., ("Corporation") hereby certify that the foregoing by-laws attached hereto constitute all of the by-laws of the Corporation; any former or prior by-laws cannot be located and are deemed superceded by the attached by-laws.

Dated: September 22, 2000


                                           /s/  Richard Melius
                                           -------------------------------------
                                                        Richard Melius


                                           /s/  Cathy Ballas
                                           -------------------------------------
                                                        Cathy Ballas


                                           /s/  Theodore Daniels
                                           -------------------------------------
                                                       Theodore Daniels





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